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                                                                      EXHIBIT 10
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                                  LAW OFFICES
                           Drinker Biddle & Reath LLP
                              1345 Chestnut Street
                          Philadelphia, PA  19107-3496
                           Telephone:  (215) 988-2700
                              Fax:  (215) 988-2757


                                 June    1998


UAM Funds, Inc.
P.O. Box 2798
Boston, MA 02208-2798

     Re: Shares Registered by Post-Effective Amendment No. 51 to Registration Statement on Form N-1A (File Nos. 33-25355 and 811-05683)
          ---------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to UAM Funds, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 51 (the "Amendment") to the Company's Registration Statement on Form N-1A under the Securities Act of 1933, as amended, registering Institutional Shares ("Shares") representing interests in the DSI Small Cap Value Portfolio. The Amendment seeks to register an indefinite number of Shares.

     We have reviewed the Company's Certificate of Incorporation, By-Laws, resolutions of its Board of Directors, certificates of public officials and of the Fund's officers and such other legal and factual matters as we have deemed appropriate.

     We have assumed that, prior to the effectiveness of the Amendment under the Securities Act of 1933, the Company will have filed with the Maryland Department of Assessments and Taxation all necessary documents (the "Documents") to authorize, classify and establish the Shares.

     This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

     Based upon the foregoing, it is our opinion that the Shares, when issued for payment as described in the Company's prospectus and in accordance with the Company's Articles of Incorporation and the Documents for not less than $.001 per share, will be legally issued, fully paid and non-assessable by the Company.
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     We hereby consent to the filing of this opinion as an exhibit to the
   Amendment to the Company's Registration Statement.

                              Very truly yours,



                              /s/ Drinker Biddle & Reath LLP
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                              Drinker Biddle & Reath LLP